EXHIBIT 21.1

Global Power Equipment Group Inc.

Annual Report on Form 10-K

Subsidiaries of Global Power Equipment Group Inc

Consolidated Subsidiaries	Where Organized

Braden Construction Services, Inc.	Delaware

Braden Manufacturing, L.L.C.	Delaware

Global Power Professional Services Inc.	Delaware

GPEG LLC	Delaware

Steam Enterprises, L.L.C.	Delaware

TOG Holdings, Inc.	Delaware

Williams Industrial Services Group, L.L.C.	Delaware

Construction & Maintenance Professionals, LLC	Georgia

Williams Global Services, Inc.	Georgia

Williams Industrial Services, LLC	Georgia

Williams Plant Services, LLC	Georgia

Williams Specialty Services, LLC	Georgia

Koontz-Wagner Custom Controls Holdings, LLC	Indiana

TOG Manufacturing Company, Inc.	Massachusetts

Braden Manufacturing SA de CV	Mexico

Global Power Equipment Group (Hong Kong) Limited	Hong Kong

Braden Power Equipment (Shanghai) Co., Ltd.	Peoples Republic of China

Braden-Europe B.V.	The Netherlands

Global Power Netherlands B.V.	The Netherlands

Global Power Professional Services Netherlands B.V.	The Netherlands

GPEG C.V.	The Netherlands